SETTLEMENT AGREEMENT AND MUTUAL RELEASE


1. Parties. This settlement agreement and mutual release ("Mutual Release") is effective as of November __, 2002, by and between Oxford Knight International, Inc., a Texas corporation ("Oxford"), Pitts & Spitts, Inc., a Texas corporation ("Pitts Texas"), Fabricating Solutions, Inc., a Texas corporation ("Fabricating"), Har-Whit, Inc., a Texas corporation ("Har"), Har-Whit/Pitts & Spitts, Inc., a Texas corporation ("Har Pitt"), Pitts and Spitts, Inc., a Nevada corporation ("Pitts Nevada"), American International Industries, Inc. "(American"), Paul Syracuse and Kimberly Syracuse (collectively referred to as "Syracuse" unless otherwise noted), Daniel Dror ("Dror"), Vanderkam & Sanders ("Vanderkam") and Royall & Fleschler ("Royall") collectively referred to as the parties ("Parties").

Facts.

2.1 In March 2001, Oxford, Pitts Texas, and Paul Syracuse executed two Promissory Notes with American for an aggregate of $2,000,000 plus interest a copy of which are attached as Exhibit "A" as well as Security Agreements, copies of which are attached hereto as Exhibit "B", a Deed of Trust, Security Agreement and Financing Statement, a copy of which is attached hereto as Exhibit "C", and a Stock Purchase Agreement attached hereto as Exhibit "D".

2.2 In December 2001, Oxford issued shares of Series A convertible preferred stock to American.

2.3  The Parties have entered into various other agreements.

2.4 In October, 2002, the Parties and Charles R. Zeller, with the exception of Vanderkam and Royall, entered into a Settlement Agreement and Mutual Release of which the obligations and consideration surrounding Charles R. Zeller remain in effect and for which the other terms this Mutual Release supercedes.

2.5  In July,  2002,  Vanderkam and Royall each received 400,000 shares of Pitts
     Nevada  common  stock  pursuant  to  an  S-8   registration   statement  in
     consideration for services rendered.

2.6 In November 2002, Vanderkam and Royall each received 400,000 shares of Pitts Nevada common stock pursuant to an S-8 registration statement in consideration for services rendered.

2.7 On November 6, 2002, American through its counsel stated that various parties including, but not limited to, Paul Syracuse, Oxford, and Har Pitt defaulted under a note and deed of trust by failing to pay a promissory note dated March 10, 1997 in the original amount of $650,000 constituting a default. American further stated that the entire indebtedness due under the $1,000,000 note has been accelerated plus all accrued interest. Paul Syracuse, Oxford and Har Pitt disagree with the statements made by American and its counsel. Upon execution of this Mutual Release, it is deemed that the default is cured.

3. Mutual Release.

     3.1 In consideration of the agreements and covenants set forth hereinabove and hereinbelow, the sufficiency of which American and Dror hereby acknowledge and confess, for themselves and/or themself, their agents, servants, directors, managers, members, representatives, successors, employees and assigns, to the extent legally allowed, hereby covenant and agree as follows:

     3.1.1Except as otherwise  provided  herein,  that  American and Dror hereby release, acquit and forever discharge Oxford, Pitts Texas, Fabricating, Pitts Nevada, Har, Har Pitt, Syracuse, Vanderkam & Royall, their agents, officers, directors, servants, representatives, successors, employees and assigns from any and all rights, obligations, claims, demands and causes of action, whether in contract, tort, or state and/or federal securities regulations, arising from or relating to the Promissory Notes; Security Agreements; Deed of Trust, Security Agreement and Financing Statement; Stock Purchase Agreement; Settlement Agreement and Mutual Release and all correspondence, agreements and/or stock rights, including all obligations arising therefrom, and omissions and/or conduct of Oxford, Pitts Texas, Fabricating, Pitts Nevada, Vanderkam, Syracuse, and Royall and/or their agents, servants, representatives, successors, employees, directors, officers and assigns, relating to the Oxford, Pitts Texas, Fabricating, Pitts Nevada, Har, Har Pitt, Syracuse, Vanderkam, and Royall correspondence, agreements and stock rights.

     3.2 In consideration of the agreements and covenants set forth hereinabove and hereinbelow, the sufficiency of which is hereby acknowledged and confessed, Oxford, Pitts Texas, Fabricating, Pitts Nevada, Har, Har Pitt, Syracuse, Vanderkam, and Royall for themselves and their agents, servants, representatives, successors, employees and assigns to the extent legally allowed, hereby covenant and agree as follows:

     3.2.1That Oxford,  Pitts Texas,  Fabricating,  Pitts Nevada, Har, Har Pitt,
          and Syracuse hereby release, acquit and forever discharge American and Dror, and their agents, officers, directors, servants, representatives, successors, employees and assigns from any and all rights, obligations, claims, demands and causes of action, whether in contract, tort, or state and/or federal securities regulations, arising from or relating to the Promissory Notes; Security Agreements; Deed of Trust, Security Agreement and Financing Statement, Stock Purchase Agreement, Settlement Agreement and Mutual Release and all correspondence, agreements and/or stock rights, including all obligations arising therefrom, and omissions and/or conduct of American and Dror and/or their agents, servants, representatives, successors, employees, directors, officers and assigns, relating to American and Dror correspondence, agreements and stock rights.

4. Consideration for American's and Dror's Release. As consideration for the release by American and Dror set forth in section 3.1 hereof, Pitts Nevada agrees to pay American $7,900 upon execution of this Mutual Release; Vanderkam agrees to sell American or a designee of American 400,000 shares of Pitts Nevada for $35,000 in certified funds; and Royall agrees to sell American or a designee of American 800,000 shares of Pitts Nevada for $70,000 in certified funds. It is understood by the parties that Vanderkam previously sold 400,000 shares of Pitts Nevada for $35,000 to a designee of American. American and/or its designee agrees to place in escrow $105,000 with Vanderkam, of which $35,000 shall be released to Vanderkam upon the receipt via DTC of 400,000 shares of Pitts Nevada, and of which $70,000 shall be released to Royall following Royall's DTC of 400,000 shares to American and/or its designee and Vanderkam's receipt of 400,000 shares of Pitts Nevada with a medallian guarantee signature and instructions to the transfer agent for reissuance as designated by American. As additional consideration, 10,500,000 of the shares of Pitts Nevada issued to American pursuant to the previous settlement agreement and mutual release shall be placed in escrow with Vanderkam & Sanders until such time as American and/or its designee receives $2,150,000 from the sale of the 1,600,000 shares of Pitts Nevada pursuant to this Mutual Release. It is acknowledged by the parties that American and/or its designees shall retain the 1,600,000 shares regardless of the amount of proceeds received. Such 10,500,000 shares of Pitts Nevada stock shall be adjusted proportionately so that the shares held in escrow for the benefit of American and/or its designee shall be adjusted upon any future stock issuances or stock splits so that the percentage of the shares held in escrow shall remain 70.6% of the issued and outstanding shares of Pitts Nevada, with the exception of the conversion of the Series A preferred stock and the convertible debt into shares of common stock. If American and/or its designee receives $2,150,000 from the sale of its 1,600,000 shares of Pitts Nevada common stock pursuant to the terms and conditions of this Mutual Release, all the shares of common stock held in escrow with Vanderkam shall be returned to Pitts Nevada for disposition. In the event American and/or its designee do not receive $2,150,000 from the sale of the 1,600,000 shares of Pitts Nevada common stock pursuant to the terms and conditions of this Mutual Release, American shall receive from the escrow agent beginning one year from the date of this Mutual Release, that number of shares from the shares of Pitts Nevada common stock held in escrow that will enable American and/or its designee to receive an aggregate of $2,150,000, up to the amount of common stock held in escrow. The number of shares to be transferred to American or its designee shall be based on a request by American to release such shares from escrow to American and based on the average closing bid price for the prior ten trading days prior to American's request for such transfer of shares. American and/or its designee shall supply Pitts Nevada with all brokerage statements on a monthly basis and trade confirmations as executed involving the 1,600,000 shares of Pitts Nevada and any subsequent sale of shares released from escrow.

              American is the owner of a $1,000,000 2nd lien against the property located at 14221 Eastex Freeway (previously referred to as a $1,000,000 note in 2.7). The lien on such property shall be reduced to $40,000 on execution of this Mutual Release. However, upon payment of $40,000 to satisfy this lien on or before January 25, 2003, the lien shall become null and void, only if the first lien presently owned by Southwest Bank of Texas is refinanced and paid in full. If by January 31, 2003, the property is not refinanced or $40,000 is not paid to American, Pitts Nevada will retain the right to pay in full the first and second lien no later than March 1, 2003. The failure to (1) refinance the property located at 14221 Eastex Freeway, (2) pay off the balance of the first lien presently owned by Southwest Bank of Texas which said lien has a present balance of approximately $380,000, and (3) timely pay off the $40,000 second lien shall result in a default by Pitts Nevada and allow American to immediately post the property for foreclosure in order for American to prevent a foreclosure by Southwest Bank of Texas. In the event of a posting of foreclosure by American of the building located at 14221 Eastex Freeway, Pitts Nevada shall have the option to cure its default and pay off the first and second lien balances by March 1, 2003. In the event of a foreclosure by American, Pitts Nevada may continue officing rent free through June 30, 2003. In the event American receives more than $500,000 at the time of foreclosure, Pitts Nevada shall receive 20% of any amounts exceeding $500,000.

              The previous mutual release provided that Paul Syracuse would enter into an agreement with Oxford whereby the Series A preferred stock of Pitts Nevada would be transferred from Oxford to Paul Syracuse and Paul Syracuse would then convert the Series A preferred stock of Pitts Nevada into 17,300,000 shares of Pitts Nevada. This Mutual Release supercedes the terms mentioned in the sentence above as it provides that Syracuse shall retain ownership of the Series A preferred stock of Pitts Nevada under the terms and conditions of the Certificate of Designations of Series A Pitts Nevada Convertible Preferred Stock, a copy of which is attached as Exhibit E.

              Syracuse acknowledges that it is the owner of the Series A preferred stock. Syracuse agrees not to sell or transfer the Series A preferred stock or the common stock resulting from the conversion of the Series A preferred stock until such time as American receives $2,150,000 pursuant to this Mutual Release or receives shares held in escrow to reach receipt of $2,150,000 pursuant to this Mutual Release. Syracuse agrees to place the Series A preferred stock in escrow until such time as American and/or its designees receive an aggregate of $2,150,000. Syracuse shall retain voting control over the Series A preferred stock. At closing, Syracuse agrees to provide American with a personal guarantee for the receipt by American and/or its designees of $2,150,000.

              Oxford and Paul Syracuse acknowledge that notice of a shareholders meeting has been mailed to the Oxford shareholders and that Paul Syracuse has agreed to vote to approve Pitts Nevada's acquisition of the stock of Fabricating and Pitts Texas pursuant to the Exchange Agreement attached hereto as Exhibit F.

              Paul Syracuse represents and acknowledges that as of the date of this Mutual Release there are 14,870,000 shares of common stock issued and outstanding and 1,000,000 shares of Series A preferred stock are issued and outstanding. Paul Syracuse further represents that there are no additional securities issued and outstanding or convertible into additional securities.

American and Dror acknowledge that they have received valid consideration from the previous settlement agreement and mutual release and will receive valid consideration from this Mutual Release.

5. Consideration for the Oxford's, Pitts Texas's, Fabricating's, Pitts Nevada's, and Syracuse's Release. As consideration for the release by Oxford, Pitts Texas's, Fabricating, Pitts Nevada's, and Syracuse set forth in Section 3.2 hereof, American and Dror agree to cancel any and all agreements, including, but not limited to the $2,000,000 of notes with Oxford, Pitts Texas, Fabricating, Pitts Nevada, Har, Har Pitt, and Syracuse and agree to return all shares, warrants and securities received pursuant to the various agreements for immediate cancellation or returned to its respective owner upon execution of this Mutual Release, including, but not limited to common stock of Oxford Knight, Har, Har Pitt, and preferred stock of Oxford Knight. The 10,500,000 shares of Pitts Nevada issued to American in connection with the pervious settlement agreement and mutual release shall be turned over to Vanderkam & Sanders as escrow agent along with the two $1,000,000 notes. Upon American receiving $2,150,000 from the sale of Pitts Nevada common stock, the shares held in escrow shall be returned to Pitts Nevada for disposition and the two $1,000,000 notes will be cancelled. American, its affililiates, and its designees agree not to sell short shares of Pitts Nevada.

6. Release of shares held in escrow and accounting of $2,150,000 owed to American. It is agreed and acknowledged by the parties that American shall have the ability to sell or transfer its shares at whatever price it deems appropriate. However, to the extent American and/or its designee sells or transfers its shares of Pitts Nevada for less than $.625 per share, the shares shall be treated as if they were sold for $.625 per share for accounting purposes. Shares sold by American for greater than $.625 per share shall be treated at the sales price per share for accounting purposes. For example, if 100,000 shares are sold by American for $.50 per share, the sale of such shares shall be treated as if they were sold for $.625 per share or $62,500. The $62,500 amount would reduce the $2,150,000 amount of American pursuant to this Mutual Release. In the event American sells 100,000 shares at $2.00 per share, the sale of such shares shall be treated at $2.00 per share or $200,000. The $200,000 amount would reduce the $2,150,000 amount of American pursuant to this Mutual Release. Upon American selling or transferring shares equivalent to $2,150,000 prior to twelve months from the date this Mutual Release is executed, based upon the criteria in this section, the shares held in escrow shall be released to Pitts Nevada in accordance with this Mutual Release. In the event American and/or its designee do not receive $2,150,000 from the sale of the Pitts Nevada common stock pursuant to the terms and conditions of this Mutual Release, American shall receive from the escrow agent that number of shares from the shares of Pitts Nevada held in escrow that would amount to American and/or its designee receive an aggregate of $2,150,000. The number of shares to be transferred to American or its designee shall be based on the average closing bid price for the ten trading days prior to one year from the execution of this Mutual Release less the number of shares that remain unsold by American and/or its designee out of the 1,600,000 shares of Pitts Nevada.

7. Termination of All Previous Agreements. All previous agreements among American, Dror, Oxford, Pitts Texas, Fabricating, Pitts Nevada, Har, Har Pitt, and Syracuse and any and all related agreements and obligations are hereby terminated without further rights, obligations or liabilities of any Party thereunder.

8. No Other Cause of Action. Neither American, Dror, Oxford, Pitts Texas, Fabricating, Pitts Nevada, Har, Har Pitt nor Syracuse are aware of any claims not being released herein against American, Dror, Oxford, Pitts Texas, Fabricating, Pitts Nevada, Har, Har Pitt and Syracuse.

3. Capacity. The Parties represent that they are lawfully authorized to execute this Mutual Release. The Parties to this Mutual Release further represent that they have read it in full before its execution and that they fully understand the meaning, operation and effect of its terms.
10. Prior Assignments. American and Dror represent that they have not assigned, in whole or in part, any claims, demands and/or causes of action against Oxford, Pitts Texas, Fabricating, Pitts Nevada, Har, Har Pitt and/or Syracuse to any person or entity prior to their execution of this Mutual Release. Oxford, Pitts Texas, Fabricating, Pitts Nevada, Har, Har Pitt and Syracuse represent that they have not assigned, in whole or in part, any claim, demand and/or causes of action against American or Dror to any person or entity prior to their execution of this Mutual Release.

11. Binding Effect. This Mutual Release shall be binding on and inure to the benefit of the Parties and their respective heirs, successors, assigns, director, officers, agents, employees and personal representatives.

12. Modification. No modification or amendment of this Mutual Release shall be effective unless such modification or amendment shall be in writing and signed by all Parties hereto.

13. Entire Agreement. This Mutual Release constitutes the entire agreement between the Parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the Parties in connection with the subject matter hereof.

14. Interpretation. The interpretation, construction and performance of this Mutual Release shall be governed by the laws of the State of Texas. Whenever used herein, the singular number shall include the plural, the plural shall include the singular and the use of any gender shall be applicable to all genders.

15. Execution. This Mutual Release may be executed in several counterparts, each of which shall be deemed an original, and such counterparts taken together shall constitute but one and the same Mutual Release. This Mutual Release shall be effective on the day and year first above written. All shares shall be transferred to the Escrow Agent upon execution of this Mutual Release until such time as the shares issued to American are received by Escrow Agent.

16. Arbitration. If a dispute should arise regarding this agreement, the parties agree that all claims, disputes, controversies, differences or other matters in question arising out of this relationship shall be settled finally, completely and conclusively by arbitration in Houston, Texas in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("the Rules"). The governing law of this agreement shall be the law of the State of Texas, without giving effect to conflict of laws. A decision of the arbitrator shall be final and binding on Pitts, Oxford, Syracuse, Dror, American, and the other parties to this Mutual Release.

         IN WITNESS WHEREOF, intending to be legally bound, the Parties hereto have executed this Mutual Release as of the __th day of November, 2002.

OXFORD KNIGHT INTERNATIONAL, INC.

By: /s/ Paul Syracuse
Its: CEO

PITT'S & SPITT'S, INC., a Texas corporation

By: /s/ Paul Syracuse
Its: CEO

FABRICATING SOLUTIONS, INC.

By: /s/ Paul Syracuse
Its: CEO

PITTS AND SPITTS, INC., a Nevada corporation

By: /s/ Paul Syracuse
Its: CEO


HAR-WHIT, INC.

By: /s/ Paul Syracuse
Its: CEO

HAR-WHIT/PITTS & SPITTS, INC.

By: /s/ Paul Syracuse
Its: CEO

AMERICAN INTERNATIONAL INDUSTRIES, INC.

By: /s/ Daniel Dror
Its: President

PAUL SYRACUSE, INDIVIDUALLY

--------------------------------


KIMBERLY SYRACUSE, INDIVIDUALLY

-----------------------------------

DANIEL DROR, INDIVIDUALLY

/s/ Daniel Dror

VANDERKAM & SANDERS

/s/ Vanderkam & Sanders

ROYALL & FLESCHLER

/s/ Royall & Fleschler